Exhibit 5.2

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

June 8, 2012

Ladies and Gentlemen:

We have acted as counsel to Montpelier Re Holdings Ltd., incorporated as an exempted Bermuda limited liability company under the laws of Bermuda (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”) relating to (1) the registration under the Securities Act, and the proposed issuance and sale, from time to time pursuant to Rule 415 under the Securities Act, of an indeterminate number of (a) common shares of the Company, par value 1/6 cent per share (the “Common Shares”), (b) preference shares of the Company (the “Preference Shares”), (c) debt securities of the Company (the “Debt Securities”), which may be in the form of (i) senior debt securities of the Company to be issued under an indenture dated July 15, 2003, as supplemented (the “Senior Indenture”), between the Company, as issuer, and The Bank of New York Mellon as successor to The Bank of New York, as senior trustee (the “Senior Trustee”), or (ii) subordinated debt securities of the Company to be issued under an indenture (the “Subordinated Indenture”) to be entered into between the Company and the The Bank of New York Mellon, as trustee (the “Subordinated Trustee”), (d) warrants to purchase Common Shares and warrants to purchase Preference Shares, and (e) warrants to purchase Debt Securities (the “Debt Warrants”); and (2) the registration under the Securities Act and the proposed offering and sale, from time to time pursuant to Rule 415 under the Securities Act, by certain of the Company’s shareholders to be named in a prospectus supplement of an undetermined number of Common Shares.  The Debt Securities and the Debt Warrants are collectively referred to herein as the “Securities”.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including (a) the Registration Statement and (b) the Senior Indenture and Subordinated Indenture.

We have relied, with respect to certain factual matters, upon representations of officers of the Company. In addition, we have relied upon the opinion furnished by Appleby, the Company’s special legal and tax counsel in Bermuda, filed as Exhibit 5.1 to the Registration Statement.

We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws, (b) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement, (c) a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws, (d) any Securities to be issued will be issued and sold in accordance with applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (e) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company, together with the other parties thereto, (f) any securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, and (g) none of the terms of the Securities, nor the issuance and delivery of the Securities, nor the compliance by the Company with the terms of the Securities will violate any applicable laws or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company, we are of the opinion that:

1. With respect to the Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (a) the Senior Trustee or Subordinated Trustee, as applicable, is qualified to act as Senior Trustee or Subordinated Trustee, as applicable, under the Senior Indenture or Subordinated Indenture, as applicable, (b) the Senior Trustee or Subordinated Trustee, as applicable, has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable, (c) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Senior Trustee or Subordinated Trustee, as applicable, (d) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the board of directors of the Company, a duly constituted and acting committee thereof or any officers of the Company delegated such authority (such board of directors, committee or officers being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the due and valid issuance and terms of a particular series of Debt Securities, the terms of the offering thereof and related matters, and (f) such Debt Securities have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting or similar agreement, including any supplemental indenture related thereto, approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

2. With respect to the Debt Warrants, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Debt Warrants, the terms of the offering thereof, and related matters, (B) one or several warrant agreements relating to the Debt Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, and (C) the Debt Warrants or certificates representing the Debt Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein, the Debt Warrants will be validly issued.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of Bermuda or the United Kingdom.

We are aware that we are referred to under the headings “Material Tax Considerations” and “Validity of Securities” in the prospectus forming a part of the Registration Statement and that we may be referred to under a similar heading in a prospectus supplement filed after the effective date of the Registration Statement. We hereby consent to such use of our name in the Registration Statement and to the filing of this opinion as Exhibit 5.2 thereto.

In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

We are furnishing this opinion to you, solely for your benefit. This opinion may not be relied upon by any other person or for any other purpose or used, circulated or otherwise referred to for any other purpose.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Cravath, Swaine & Moore LLP

Montpelier Re Holdings Ltd.

Montpelier House, 94 Pitts Bay Road

Pembroke, Bermuda, HM08, Bermuda